Exhibit 21.1

PAREXEL INTERNATIONAL CORPORATION

LIST OF SUBSIDIARIES OF THE COMPANY

(As of June 30, 2011)

Subsidiary Name	Location	Ownership %
PAREXEL International S.A.	Argentina	100%
PAREXEL International Pty Ltd	Australia	100%
PAREXEL Belgium SPRL	Belgium	100%
PAREXEL International Pesquisas Clinicas Ltda.	Brazil	100%
PAREXEL International (BVI) Corp.	British Virgin Islands	100%
PAREXEL International (Canada), Ltd.	Canada, New Brunswick	100%
PAREXEL International (Cayman) Corp.	Cayman Islands	100%
PAREXEL International y Compania Limitada	Chile	100%
PAREXEL China Co. Ltd.	China, Peoples Republic of	100%
PAREXEL International Co. Ltd.	China, Republic of (Taiwan)	100%
CSM Pharma Service Co. Ltd.	China, Republic of (Taiwan)	100%
PAREXEL International Colombia SAS	Colombia	100%
PAREXEL International d.o.o. (Croatia)	Croatia	100%
PAREXEL International Czech Republic S.R.O.	Czech Republic	100%
PAREXEL Denmark A/S	Denmark	100%
PAREXEL Finland OY	Finland	100%
PAREXEL International SARL	France	100%
PAREXEL International GmbH	Germany	100%
PAREXEL International Holding Germany GmbH	Germany	100%
PAREXEL International (Hong Kong) Company Limited	Hong Kong	100%
PAREXEL Hungary Limited	Hungary	100%
BVUD Research (India) Private Limited	India	100%
PAREXEL International (India) Private Limited	India	100%
PAREXEL International Synchron Private Limited	India	100%
Synchron Research Services Pvt. Ltd.	India	31%
PT PAREXEL International Indonesia	Indonesia	100%
PAREXEL International Clinical Research (Israel) Ltd.	Israel	100%
PAREXEL International SRL	Italy	100%
PAREXEL International Inc.	Japan	100%
PAREXEL Korea Co., Ltd.	Korea, Republic of	100%
PAREXEL International UAB	Lithuania	100%
PAREXEL International (Malaysia) SDN BHD	Malaysia	100%
PAREXEL International Mexico S.A. DE C.V.	Mexico	100%
PAREXEL International Mexico Services S.A. DE C.V.	Mexico	100%
Mirai Placebo B.V.	Netherlands	100%
PAREXEL Dutch Holding C.V.	Netherlands	100%
PAREXEL International Holding B.V.	Netherlands	100%
PAREXEL Nederland B.V.	Netherlands	100%
PAREXEL Norway AS	Norway	100%
PAREXEL Russia AS	Norway	100%
PAREXEL International (Peru) S.A.	Peru	100%
PAREXEL Clinical Research (Philippines) Ltd. Corp.	Philippines	100%
PAREXEL Polska SP ZOO	Poland	100%
PAREXEL International Romania SRL	Romania	100%
PAREXEL International (RUS) LLC	Russian Federation	100%
PAREXEL International d.o.o. (Serbia)	Serbia	100%
PAREXEL International (Singapore) Pte. Ltd.	Singapore	100%
FARMOVS PAREXEL (Proprietary) Limited	South Africa	70%
PAREXEL International (South Africa) Pty Ltd	South Africa	100%
PAREXEL International, S.L.	Spain	100%
PAREXEL Sweden AB	Sweden	100%

Subsidiary Name	Location	Ownership %
PAREXEL IP AG	Switzerland	100%
PAREXEL International (Thailand) Co., Ltd.	Thailand	100%
PAREXEL Ukraine LLC	Ukraine	100%
ClinPhone Development Ltd.	United Kingdom	100%
Perceptive eClinical Limited	United Kingdom	100%
ClinPhone Limited	United Kingdom	100%
Castlegate 211 Limited	United Kingdom	100%
Castlegate 252 Limited	United Kingdom	100%
Castlegate 283 Limited	United Kingdom	100%
Castlegate 284 Limited	United Kingdom	100%
Random Access Services Ltd.	United Kingdom	100%
‘Allo Language Services Ltd.	United Kingdom	100%
FWPS Group Ltd.	United Kingdom	100%
PAREXEL International (UK) Limited	United Kingdom	100%
PAREXEL International Holding UK Limited	United Kingdom	100%
PAREXEL International Limited	United Kingdom	100%
PAREXEL MMS Europe Limited	United Kingdom	100%
Perceptive Informatics UK Limited	United Kingdom	100%
ClinPhone California Inc.	US, California	100%
PPSI, Inc.	US, Connecticut	100%
Bio/pharmAccelerator Management Company LLC	US, Delaware	100%
Perceptive Services, Inc.	US, Delaware	100%
DataLabs Inc.	US, Delaware	100%
MMSQI, Inc.	US, Delaware	100%
PAREXEL Government Services, Inc.	US, Delaware	100%
PAREXEL International Dutch Holding LLC	US, Delaware	100%
PAREXEL International Holding Corporation	US, Delaware	100%
PAREXEL International, LLC	US, Delaware	100%
PAREXEL Medical Marketing Services (NJ), LLC	US, Delaware	100%
Perceptive Informatics, Inc.	US, Delaware	100%
PAREXEL International Trust	US, Massachusetts	100%
The Center for Bio-Medical Communication, Inc.	US, New Jersey	100%
PAREXEL (IMC), Inc.	US, Pennsylvania	100%
PAREXEL International Medical Marketing Services, Inc.	US, Virginia	100%